L.L. Bradford & Company
              Certified Public Accountants & Consultants
                          3441 Eastern Avenue
                        Las Vegas, Nevada  89109
                            (702) 735-5030


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this registration statement on Form 10-SB of World Wide Energy Incorporated and the related prospectus of our report, relating to the financial statements of World Wide Energy Incorporated, dated October 26, 1999.


                  /s/ L.L. Bradford & Company
                  L.L. BRADFORD & COMPANY
                  Las Vegas, Nevada
                  October 26, 1999